Exhibit 10.1

AMENDMENT NO. 2

TO

CHRISTOPHER & BANKS CORPORATION

2005 STOCK INCENTIVE PLAN

This Amendment No. 2 to the Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Plan”) is hereby approved by the Christopher & Banks Corporation Board of Directors (the “Board”) to be effective on September 21, 2006.

WHEREAS, the Plan was approved by the Board on April 7, 2005 and by the shareholders of the Company on July 27, 2005 and first amended effective July 26, 2006; and

WHEREAS, pursuant to Section 13.2 of the Plan which provides that the Board may at any time and from time to time and in any respect, amend or modify the Plan, the Board desires to amend the plan to permit grants to key officers of the Company that exceed the individual participant limitations set forth in Section 4.2.

NOW, THEREFORE, BE IT RESOLVED, that Section 4.2 of the Plan is hereby amended and restated in its entirety to read as follows:

4.2           Individual Participant Limitations (Code § 162(m)).  The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights in the aggregate may be granted to any one Participant during any calendar year shall be 98,700 shares.  The maximum number of shares of Common Stock with respect to which Awards of Restricted Stock may be granted to any one Participant during any calendar year shall be 49,300 shares, except that during calendar year 2006 a Restricted Stock Award of up to 200,000 shares of Common Stock may be granted to Matthew Dillon and a Restricted Stock Award of up to 70,000 shares may be granted to Monica Dahl.

FURTHER RESOLVED, that all other terms of the Plan shall remain in full force and effect, except to the extent inconsistent with the restated Section 4.2 set forth above.